EXHIBIT 99

News Release

Rowan Companies, Inc.
2800 Post Oak Boulevard, Suite 5450
Houston, Texas 77056 (713) 621-7800

FOR IMMEDIATE RELEASE                                                                              January 27, 2006

ROWAN DECLARES SPECIAL DIVIDEND

HOUSTON, TEXAS -- Rowan Companies, Inc. (NYSE: RDC) announced today that its Board of Directors has declared a special cash dividend of $.25 per share of Common Stock payable on February 24, 2006 to shareholders of record on February 8, 2006.

Danny McNease, Chairman and Chief Executive Officer, commented, “Our business prospects have improved dramatically in recent months and we expect continued improvements in 2006. We are pleased to share the Company’s good fortune with fellow shareholders.”

Rowan Companies, Inc. is a major provider of international and domestic offshore contract drilling services. The Company also owns and operates a manufacturing division that produces equipment for the drilling, mining and timber industries. The Company’s stock is traded on the New York Stock Exchange and the Pacific Exchange - Stock & Options. Common Stock trading symbol: RDC. Contact: William C. Provine, Vice-President - Investor Relations, 713-960-7575. Website: www.rowancompanies.com